TORVEC®
Phone: 585-254-1100
Fax: 585-254-1105
Web: www.torvec.com

March 24, 2016

Mr. Richard A. Kaplan
1999 Mt. Read Blvd
Rochester, NY 14615

Re: Employment Agreement

Dear Dick:

This letter sets forth our understanding regarding the extension of the term of that Employment Agreement dated as of October 4, 2010 (the "*Employment Agreement*") between Torvec Inc., a New York corporation (the "*Company*"), and you (the "*Executive*"). Capitalized terms used in this letter and not otherwise defined herein have the meanings assigned to them in the Employment Agreement.

The Employment Agreement is hereby amended, retroactively effective as of December 31, 2015, so that "*Termination Date*" shall mean the earlier to occur of (i) December 31, 2018, and (ii) the date on which either Company or Executive terminates Executive's employment for any reason. Except as expressly hereby amended, the Employment Agreement is hereby ratified and confirmed in all respects and all other terms of the Employment Agreement shall remain in full force and effect.

Please indicate your agreement to the foregoing by executing this letter on the line below.

TORVEC INC.

By: /s/ Kathleen A. Browne
Name: Kathleen A. Browne
Title: Chief Financial Officer

Agreed to and accepted as of the date first written above:

/s/ Richard A. Kaplan
Richard A. Kaplan